For Immediate Release             For more information, contact:
Date:  January 25, 1999           Lane Ward, Vice Chairman, President and CEO at
                                  (281) 342-5571

                           FORT BEND HOLDING CORP.'S
                  THIRD QUARTER FISCAL 1999 EARNINGS RELEASE

     Fort Bend Holding Corp. ("FBHC"), parent corporation of Fort Bend Federal Savings and Loan Association of Rosenberg ("FBF"), today announced net earnings of $383,000, or $0.18 earnings per common share, for the third fiscal quarter ended December 31, 1998. This compares to net earnings of $492,000, or $0.30 earnings per common share, for the same quarter in fiscal 1998. Net income for the nine months ended December 31, 1998 was $1,487,000, or $0.78 earnings per common share. This compares to net earnings of $1,514,000, or $0.91 earnings per common share, for the nine months ended December 31, 1997. Earnings per common share - assuming dilution for the nine months ended December 31, 1998 and 1997 was $0.63 and $0.71, respectively.

     Lane Ward, Vice Chairman, stated that the Board of Directors has announced that FBHC will pay a quarterly cash dividend of $0.10 per share payable on February 12, 1999 to shareholders of record on February 1, 1999. This is FBHC's twenty-first consecutive quarterly cash dividend.

     FBHC's net interest income after provision for loan losses was $2.6 million for the quarter ended December 31, 1998 compared to $2.3 million for the quarter ended December 31, 1997. Net interest income reflected an increase in average interest-earnings assets to $301 million from $289 million for the quarters ended December 31, 1998 and 1997, respectively. An increase of $33 million in the average balance of loans receivable and $4 million in investments, partially offset by a decrease of $25 million in mortgage-backed securities, contributed to the increase in average interest-earnings assets. The increase in the average loan balances reflected an increase of $25 million in the loan portfolio of FBF's subsidiary Mitchell Mortgage Company, L.L.C. ("Mitchell").

     Total noninterest income decreased by $357,000 for the quarter ended December 31, 1998 compared to the same period in fiscal 1998. This decrease was primarily due to a decrease in loan servicing income, net of amortization, of $253,000. This decrease is primarily caused by an increase in the amortization of mortgage servicing rights of $217,000. This increase in amortization is the result of increased run off in the loan servicing portfolio due to refinancings caused by the current favorable interest rate environment. Gain on sales of loans decreased $92,000 which primarily reflected less favorable pricing in the secondary market during the quarter.

     Noninterest expenses increased $214,000 for the quarter ended December 31, 1998 compared to the same period in fiscal 1998. This increase was primarily due to an increase in compensation and benefits of $106,000. The increased compensation and benefits is due to increases in commissions resulting from the higher loan volume in the current year, normal salary adjustments, and overtime. Office occupancy and equipment increased $73,000 primarily due to increased depreciation related to the upgrading of computer and telephone systems in fiscal 1998 and 1999.

For Immediate Release
Date: January 25, 1999
FORT BEND HOLDING CORP.'S
THIRD QUARTER FISCAL 1999 EARNINGS RELEASE
Page 2 of 2

     On October 20, 1998, FBHC signed a definitive agreement to merge with Southwest Bancorporation of Texas, Inc. ("SWBT"). The transaction is structured as a tax-free reorganization with a fixed exchange of 1.45 shares of SWBT common stock for each share of FBHC common stock and convertible equivalents. At SWBT's closing stock price of $15 1/8 on January 20, 1999, the transaction would be valued at approximately $66 million, and FBHC shareholders would receive a value of $21.93 for each share of FBHC common stock.

     FBHC serves Fort Bend, Harris, Wharton, Waller and Montgomery Counties in Southeast Texas through its subsidiary, FBF, headquartered in Fort Bend County and FBF's subsidiary, Mitchell, located in The Woodlands. FBF's market area is located in the largest metropolitan area of Texas and the eighth largest in the United States. The Corporation's stock is traded on the Nasdaq National Stock Market under the symbol "FBHC".

     This press release includes forward-looking statements that are subject to risks and uncertainties. Actual results might differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Securities and Exchange Commission filings of FBHC.

                            FORT BEND HOLDING CORP.
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

ASSETS                                                           DECEMBER 31, 1998             MARCH 31, 1998
Cash and due from banks                                          $          10,006             $        6,260
Short-term investments                                                      29,636                     20,484
Certificates of deposit                                                        400                        300
                                                                 -----------------             --------------

     TOTAL CASH AND CASH EQUIVALENTS                                        40,042                     27,044

Investment securities available for sale, at market                          2,549                      2,962
Investment securities held to maturity (estimated market value of
 $6,076 and $8,984 at December 31, 1998 and March 31, 1998,
 respectively)                                                               6,248                      9,244
Mortgage-backed securities available for sale, at market                       211                        282
Mortgage-backed securities held to maturity (estimated market value of $61,299 and $83,222 at December 31, 1998
 and March 31, 1998, respectively)                                          60,869                     82,815
Loans held for sale                                                         15,310                     12,920
Loans receivable, net                                                      172,832                    160,062
Premises and equipment, net                                                  4,615                      4,738
Mortgage servicing rights, net                                               7,044                      7,603
Prepaid expenses and other assets                                            5,964                      7,680
Goodwill, net                                                                1,186                      1,256
                                                                 -----------------             --------------

     TOTAL ASSETS                                                $         316,870             $      316,606
                                                                 =================             ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Deposits                                                      $         270,076             $      268,991
   Convertible subordinated debentures                                          --                     11,405
   Borrowings                                                                4,362                      3,985
   Advances from borrowers for taxes and insurance                           2,806                      4,619
   Accounts payable, accrued expenses and other liabilities                  3,302                      3,646
                                                                 -----------------             --------------

     TOTAL LIABILITIES                                                     280,546                    292,646
                                                                 -----------------             --------------

Minority interest in consolidated subsidiary                                 2,722                      2,556
                                                                 -----------------             --------------

Stockholders' equity:
   Serial preferred stock, $.01 par value - 1,000,000 shares
    authorized, none outstanding
   Common Stock $.01 par value, 4,000,000 shares authorized,
    2,963,165 shares issued and 2,786,817 shares outstanding at
    December 31, 1998 and 1,899,654 shares issued and 1,723,306
    shares outstanding at March 31, 1998                                        30                         19
   Additional paid-in capital                                               21,138                      9,927
   Unearned employee stock ownership plan shares                               (39)                      (118)
   Deferred compensation                                                      (113)                       (83)
   Accumulated other comprehensive income                                        1                          7
   Retained earnings (substantially restricted)                             14,041                     13,108
   Treasury stock, at cost - 176,348 shares                                 (1,456)                    (1,456)
                                                                 -----------------             --------------

     TOTAL STOCKHOLDERS' EQUITY                                             33,602                     21,404
                                                                 -----------------             --------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $         316,870             $      316,606
                                                                 =================             ==============

                            FORT BEND HOLDING CORP.
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                                               THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                  DECEMBER 31,                      DECEMBER 31,
                                                               1998             1997              1998            1997
INTEREST INCOME:
 Loans                                                         $  3,889       $  3,256            $ 11,528      $  9,987
 Short-term investments                                             531            495               1,446         1,091
 Investment securities                                              137            195                 467           651
 Mortgage-backed securities                                         992          1,459               3,440         4,559
                                                               --------       --------            --------      --------

     TOTAL INTEREST INCOME                                        5,549          5,405              16,881        16,288
                                                               --------       --------            --------      --------
INTEREST EXPENSE:
 Deposits                                                         2,776          2,827               8,328         8,282
 Borrowings                                                         165            317                 729           978
                                                               --------       --------            --------      --------

     TOTAL INTEREST EXPENSE                                       2,941          3,144               9,057         9,260
                                                               --------       --------            --------      --------

     Net interest income before provision for loan losses         2,608          2,261               7,824         7,028

Provision for loan losses                                            45             --                 135            78
                                                               --------       --------            --------      --------

     NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES          2,563          2,261               7,689         6,950
                                                               --------       --------            --------      --------

NONINTEREST INCOME:
 Loan fees and charges                                              959            951               3,043         2,432
 Loan servicing income, net                                         100            353                 505           926
 Service charges on deposit accounts                                224            232                 675           662
 Gain on sales of loans                                             216            308               1,021           562
 Other income                                                       136            148                 503           464
                                                               --------       --------            --------      --------

     TOTAL NONINTEREST INCOME                                     1,635          1,992               5,747         5,046
                                                               --------       --------            --------      --------

NONINTEREST EXPENSES:
 Compensation and benefits                                        1,883          1,777               5,890         5,004
 Employee stock ownership plan expense                              206            194                 349           519
 Office occupancy and equipment                                     521            448               1,507         1,331
 Federal insurance premiums                                          40             43                 126           124
 Data processing fees                                               184            151                 521           408
 Other expense                                                      720            727               2,340         1,948
                                                               --------       --------            --------      --------

     TOTAL NONINTEREST EXPENSES                                   3,554          3,340              10,733         9,334
                                                               --------       --------            --------      --------

 Income before income tax and minority interest                     644            913               2,703         2,662

Income tax provision                                                212            264                 879           811
                                                               --------       --------            --------      --------

Income before minority interest                                     432            649               1,824         1,851

Minority interest in net income of subsidiary                        49            157                 337           337
                                                               --------       --------            --------      --------

Net income                                                     $    383       $    492            $  1,487      $  1,514
                                                               ========       ========            ========      ========

Earnings per common share                                      $   0.18       $   0.30            $   0.78      $   0.91
                                                               ========       ========            ========      ========

Earnings per common share- assuming dilution                   $   0.15       $   0.23            $   0.63      $   0.71
                                                               ========       ========            ========      ========

Dividends per common share                                     $   0.10       $   0.10            $   0.30      $  0.185
                                                               ========       ========            ========      ========